SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2013 (May 30, 2013)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                                          REGULATION FD DISCLOSURE.

On May 30, 2013, Chembio Diagnostics, Inc. (the "Company") received a confirmed purchase order from a leading international procurement agency in the approximate amount of $5.3 million.  The purchase order from the procurement agency is based on the Company's published bulk procurement pricing.  It is on behalf of the Ministry of Health of a developing country that is undertaking a large program for the prevention of HIV from mother to child and other HIV prevention strategies using the Company's HIV 1/2 STAT PAK® rapid HIV tests.  The procurement has been funded by a leading multi-lateral fund that is organized to fund and promote such prevention programs, among others.  The Company anticipates that substantially all of this order will be shipped during the third quarter of 2013. The procurement agency is a long-established customer of the Company.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 4, 2013                                                                                      Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer